UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2013

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor, Salt Lake City, Utah	84111
(Address of Principal Executive Office)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06	MATERIAL IMPAIRMENTS

On December 16, 2013, Zions Bancorporation (“Zions” or “the Company”) announced that it believes that substantially all of its portfolio of bank and insurance trust preferred collateralized debt obligation (CDO) securities, and certain other asset-backed CDO securities, will be considered disallowed investments under the final rule implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly referred to as the “Volcker Rule,” which was released jointly by the Federal Reserve and a number of federal regulatory agencies on December 10, 2013. The final rule requires banking entities to divest disallowed securities by July 21, 2015, unless, upon application, the Federal Reserve grants extensions to July 21, 2017. In connection with the foregoing, as of December 15, 2013, Zions anticipates that in the fourth quarter of 2013 it will reclassify all covered CDOs that currently are classified as “Held to Maturity” into “Available for Sale,” and that all covered CDOs, regardless of the accounting classification, will be adjusted to Fair Value through an Other Than Temporary Impairment non-cash charge to earnings. Zions is unable at this time to estimate the amount of such charge. Such charge will not require future cash expenditures by Zions.

On December 16, 2013, Zions Bancorporation issued a press release with respect to these matters, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Zions Bancorporation Press Release dated December 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: December 16, 2013	By:	/s/ Thomas E. Laursen
Thomas E. Laursen Executive Vice President, General Counsel and Secretary

Exhibit No.	Description

99.1	Zions Bancorporation Press Release dated December 16, 2013.